UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2011

APPLIED NATURAL GAS FUELS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31111 Agoura Road
Suite 208
Westlake Village, California 91361
(Address of principal executive offices) (Zip Code)

818-450-3650
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 15, 2011, Applied Natural Gas Fuels, Inc. (the “Company,” “we” or “us”) entered into an Amended and Restated Employment Agreement with its Chief Executive Officer, Cem Hacioglu (the “Agreement”). Under the Agreement, we agreed to extend to February 2017 the term of Mr. Hacioglu’s current employment agreement, which otherwise was scheduled to expire in February 2012. Otherwise, the Agreement generally retains the principal economic components of Mr. Hacioglu’s current arrangements.

Under the Agreement, Mr. Hacioglu’s annual base salary remains at $326,700, subject to automatic annual increases equal to the greater of (i) 10%, or (ii) the percentage increase in the local cost of living index; and he remains entitled to receive an annual performance-based cash and option bonus of 5% and 7%, respectively, of annual EBITDA, if annual budgeted EBITDA targets are exceeded for any given year.

Upon termination of Mr. Hacioglu without cause, or in the event of Mr. Hacioglu’s death, disability, or if Mr. Hacioglu elects to terminate the contract for “good reason” as defined in the agreement, then we shall be obligated to pay the remainder of the base pay and bonuses that would have been earned through the lesser of (i) three years, and (ii) the term of the contract (but in no event less than one year). However, should any payments contemplated under the Agreement be in connection with a change in control and constitute an “excess parachute payment” (as generally defined under Section 280G of the Internal Revenue Code of 1986, as amended, to mean a payment that exceeds 2.99 times the executive’s average five year base and bonus compensation), such payment shall be reduced so that it will not constitute an “excess parachute payment.” In addition, all of Mr. Hacioglu’s outstanding options that are unvested at the time of his termination shall immediately vest. If Mr. Hacioglu is terminated for cause, we are only obligated to pay Mr. Hacioglu’s base pay through the termination date and vested stock options.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 to this report and incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated July 15, 2011, by and between the Company and Cem Hacioglu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Natural Gas Fuels, Inc.

Date: July 20, 2011	By:	/s/ Cem Hacioglu
Cem Hacioglu
Chief Executive Officer